Exhibit 10.4

EXECUTION VERSION

HANCOCK PARENT, LLC

CVR BONUS AWARD PLAN

PURPOSE OF PLAN:	The Hancock Parent, LLC CVR Bonus Award Plan (the “Plan”) permits selected employees, consultants and advisors of Hancock Parent, LLC, a Delaware limited liability company (the “Company”), and its subsidiaries (collectively, the “Employer”) to share in a portion of the equity value of the Company, by entitling participants (subject to the terms and conditions of the Plan) to a pro rata portion of the CVR Amount that would be allocable to a participant’s “CVR Units” granted hereunder. The Plan is designed to provide participants an incentive to help grow the value of the business of the Company. The Plan is not intended to preclude other management incentive awards and programs.

DEFINITIONS:	Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of February 11, 2019 (as amended, restated, supplemented, or modified from time to time in accordance with its terms, the “Operating Agreement”). A copy of the Operating Agreement may be made available for a participant’s review upon written request.

SPONSORSHIP; PLAN ADMINISTRATION:	The Company sponsors the Plan, and the Board of Directors of the Company (the “Plan Administrator”) shall have the full authority acting in good faith (i) to interpret and administer the Plan, (ii) to supply omissions, correct defects, and resolve ambiguities, (iii) to reasonably determine whether, to what extent, and under what circumstances, and the method or methods by which, awards under the Plan may be canceled, forfeited or suspended and (iv) to take any other reasonable action that the Plan Administrator deems necessary or desirable for the administration of the Plan. Any and all decisions or determinations made by the Plan Administrator shall be final, conclusive and binding. This Plan is effective as of February 11, 2019 (the “Effective Date”).

Except to the extent prohibited by applicable law, the Plan Administrator may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Plan Administrator at any time. Without limiting the generality of the foregoing, the Plan Administrator may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Plan Administrator with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Plan Administrator herein, and which may be so delegated as a matter of law.

The Plan Administrator shall, without the review or approval of any Person, in good faith determine: (i) the amount of any CVR Units issued under the Plan; (ii) the calculation of any amount to be paid in respect of CVR Units; and (iii) acting reasonably, any other terms and conditions attributable to the Plan.

This document sets out the terms of the Plan. Details of individual awards are set out in a personalized “Award Certificate.”

CVR UNIT AWARDS:	CVR Unit Awards. Participants in the Plan shall be awarded “CVR Units.” which are designed as contingent value rights and are intended to provide the participant value to the extent that the General Atlantic Stockholder receives cash distributions in connection with and/or following an Exit Event in respect of the Closing Class A-l Common Shares, that together with all other proceeds received by the General Atlantic Stockholder in respect of the Closing Class A-l Common Shares prior to and/or following such Exit Event, equals $889,128,221.82 (“Performance Threshold”). CVR Units awarded hereunder shall be subject to the terms and conditions set forth in the Plan and a participant’s Award Certificate.

CVR Bonus Pools. Subject to the achievement of the Performance Threshold, a bonus pool shall be funded by an amount equal to the cumulative distributions in respect of the Closing Class A-l Common Shares held by the General Atlantic Stockholder that are attributable to such shares pursuant to Section 6.1(c)(ii) of the Operating Agreement up to a maximum amount of $9,469,812.41. The bonus pool described in the immediately preceding sentence shall be adjusted by reducing such amount by the Forfeited CVR Bonus Amount (i.e., amounts attributable to all CVR Unit awards forfeited in accordance with the terms of the Plan and a participant’s Award Certificate). The bonus pool as described in this paragraph as adjusted to reflect the Forfeited CVR Bonus Amount shall be referred to herein as the “Maximum CVR Bonus Pool”, and each individual bonus pool with respect to any payment made pursuant to Section 6.1(c)(ii) of the Operating Agreement shall be referred to herein as a “CVR Bonus Pool.” All determinations regarding the funding of the CVR Bonus Pool and the Maximum CVR Bonus Pool shall be made in good faith by the Plan Administrator.

Forfeiture of CVR Unit Awards. Except as set forth in the immediately following sentence and in the “Escrow/Holdback/Earnout Adjustment” below, a participant must remain continuously employed by his or her Employer on the date of any payment made pursuant to Section 6.1(c)(ii) of the Operating Agreement in order to be eligible to receive such payment in respect of his or her CVR Units under the Plan. A participant’s CVR Units shall be forfeited upon termination of employment or service with his or her Employer for any reason; provided, however, that (i) if a participant’s employment or service is terminated other than for Cause, or for Good Reason (as such terms are defined in a participant’s Award Certificate), and any payment is made pursuant to Section 6.1(c)(ii) of the Operating Agreement within the six (6) month period immediately following the date of such termination with respect to an Exit Event that constitutes a change in control for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), including the rules, regulations and other guidance promulgated thereunder (“Section 409A”. and such change in control, a “409A Change in Control”), then the participant shall receive the payments that he or she would have received in respect of the CVR Units under the Plan during such six (6) month period as if his or her employment or service had not terminated, and (ii) any such forfeiture shall not impair a participant’s right to payments described in the “Escrow/Holdback/Earnout Adjustment” below (including following an Exit Event that occurs within the six-month period described in the preceding clause (i)).

Timing of Payouts. Payments in respect of any outstanding CVR Units shall be paid as promptly as reasonably practicable and in any event within 30 days following the occurrence of a payment made pursuant to Section 6.1(c)(ii) of the Operating Agreement (the date of each such payment, a “Payment Date”).

Payout Amount. Except as set forth in the Plan, the Operating Agreement, or the applicable Award Certificate, upon a Payment Date, each participant shall be entitled to a cash payment from the Company in respect of such participant’s pro-rata portion of the applicable CVR Bonus Pool, which shall be determined by multiplying the Participation Percentage by the applicable CVR Bonus Pool. The “Participation Percentage” for a participant means the product, expressed as a percentage, obtained by multiplying (x) 100 by (y) the quotient obtained by dividing the number of CVR Units issued and outstanding to such participant, by the number of CVR Units issued and outstanding to all participants in the Plan as of immediately prior to any payment made pursuant to Section 6. l(c)(ii) of the Operating Agreement. The payout amount in respect of a participant’s CVR Units on any date shall be determined by the Plan Administrator in good faith.

No Contributions. Participants are not required to make any payment in order to participate in the Plan or to receive a CVR Unit award.

ESCROW/HOLDBACK/ EARNOUT ADJUSTMENT:	Subject to the “Adjustments” provision below, to the extent any amount held back from equity holders is released (or earned and released, as applicable) to the equity holders of the Company, the Plan Administrator shall determine in good faith the extent to which such amount shall increase the distributions in respect of the Closing Class A-l Common Shares held by the General Atlantic Stockholder that are attributable to such shares pursuant to Section 6.l(c)(ii) of the Operating Agreement and the amount of the CVR Bonus Pool shall be recalculated to reflect such increase, if any, in which case any additional amounts payable to participants in respect thereof shall be paid on the same schedule and in accordance with the same terms and conditions as the released escrow (or reserve or earnout) payments are to be made to the equity holders, if any; provided that a participant must remain continuously employed by his or her Employer on the date of any such payment, except with respect to held back payments payable in connection with an Exit Event that is a 409A Change in Control, in which case the participant may receive such payments following a termination of employment other than for Cause, or for Good Reason (as such terms are defined in a participant’s Award Certificate) solely to the extent all such held back payments may made in compliance with or in a manner exempt from Section 409A (i.e., as “transaction-based compensation” within the meaning of Section 409A payable within five years following the Exit Event).

NATURE OF CVR UNITS; NO RIGHT TO REAL EQUITY:	CVR Units shall not constitute or be treated as property or as a trust fund of any kind. CVR Units do not constitute or represent an equity interest in the Company or any of its Affiliates. CVR Units awarded hereunder are not equity interests of the Company and shall not confer on any participant any of the ownership, voting or other membership rights associated with equity interests in the Company.

NO TRANSFEREES:	No participant or any other Person shall have any right to alienate, anticipate, sell, transfer, pledge, encumber or assign any CVR Unit award granted or amounts payable under the Plan, except by will or the laws of descent and distribution.

ADJUSTMENTS:	CVR Units subject to a CVR Unit award may be adjusted by the Plan Administrator reasonably and in good faith (but without limiting the ability of the Plan Administrator to effect any Specified Restructuring) to appropriately give effect to any corporate event or transaction involving the Company (including, but not limited to, a change in the Common Shares of the Company or the capitalization of the Company) such as an initial registered offering of the equity securities of the Company to the public pursuant to an effective registration statement under the Securities Act where such public offering is broadly distributed and pursuant to which one or more classes of Common Shares or other equity securities are listed on The New York Stock Exchange or the Nasdaq Stock Market or any other national securities exchange, a contribution, merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split-up, spin-off, combination of Common Shares, exchange of Common Shares, dividend in kind, extraordinary cash dividend, amalgamation, or other like change in capital structure (other than regular cash dividends to stockholders of the Company), or any similar corporate event or transaction. Such adjustments may include, but are not limited to: (i) adjusting the number of CVR Unit awards or the applicable Participation Percentage; (ii) continuing or assuming such outstanding CVR Unit awards under the Plan by the Company (if it is the surviving company or its parent) or by the surviving company or its parent; (iii) substituting CVR Unit awards by the surviving company or its parent; (iv) adjusting the performance targets under outstanding CVR Unit awards immediately prior to the occurrence of such event; (v) cancelling vested CVR Unit awards in exchange for a payment in cash equal to the value of the canceled CVR Unit awards in connection with either (A) a 409A Change in Control or (B) a transaction in which any Summit Shareholder participates; and (vi) cancelling out-of-the-money CVR Unit awards following a 409A Change in Control; provided that with respect to clauses (v) and (vi), the Plan Administrator must have obtained the consent set forth in the last sentence of this paragraph of this “Adjustments” section. In addition to the foregoing, notwithstanding anything to the contrary herein, the Plan Administrator may in its sole discretion determine, in connection with a 409A Change of Control, Sale Transaction (as defined in the Operating Agreement), IPO (as defined in the Operating Agreement) or any other transaction contemplated by Section 8.13 of the Operating Agreement in which Class A-l Common Shares (as defined in the Operating Agreement) and Class A-2 Common Shares (as defined in the Operating Agreement) outstanding as of the Effective Date are being transferred, to (A) cause the participants in this Plan to have their CVR Unit awards assumed by an entity treated as a partnership for tax purposes that also holds the Class A-1 Common Shares or (B) without limitation of the foregoing clause (A), take any action permitted by Section 8.13 or Section 9.1(a) of the LLC Agreement, which shall apply mutatis mutandis to the CVR Unit awards (the actions in this sentence, a “Specified Restructuring”). For the avoidance of doubt, the participants agree and acknowledge that in no event shall the incurrence of any tax costs or tax consequences with respect to any participant or the Company in connection with a Specified Restructuring, including the tax consequences described in the immediately following paragraph, be considered in determining whether any action taken by the Board, the Company and/or the Plan Administrator is or is not “reasonable”. Moreover, the value of such CVR Unit awards and whether the Performance Threshold is satisfied at the time of such transaction, including the value of any non-cash or escrowed or other deferred consideration, shall be determined by the Plan Administrator in good faith. Furthermore, the Plan Administrator may in good faith make reasonable adjustments to the Plan (including, without limitation, adjustments in the manner of calculating the Maximum CVR Bonus Pool and each CVR Bonus Pool) in the event of a change in circumstances affecting the Company or investments in the Company that would result in an enlargement or dilution of a Participant’s rights under the Plan from what was originally contemplated and that any other amendments or adjustments to the Plan not permitted to be made by the Board hereunder (including under this “Adjustments” section) shall require the consent of a majority of CVR Units; provided, that no amendment shall provide for disproportionate rights amongst participants. Any adjustments made pursuant to this provision of the Plan shall be determined in a manner consistent with Section 409A. Any actions by the Board, the Company and/or the Plan Administrator will be deemed for purposes of the Plan to have been “reasonable” if done with the written consent of either (x) Robert Bennett (unless he dies or becomes disabled, in which case a senior executive of the Company that holds CVRs designated by the holders of a majority of the CVR Units may provide such consent) or (y) a majority of participants (either by number of participants or number of CVR Units held).

The participants acknowledge that any restructuring or reorganization pursuant to a Specified Restructuring may result in additional administrative and organizational costs (including those resulting from the formation and maintenance of the partnership contemplated by the Specified Restructuring) to the Company (or such partnership) and material adverse tax costs to the participant and/or the Company. The participants further acknowledge that each participant shall bear any tax costs of such participant and any withholding tax obligations of the Company or its Affiliates (but excluding, for the avoidance of doubt, the employer portion of any withholding taxes, payroll taxes or similar taxes) arising as a result of a Specified Restructuring to the extent it relates to the CVR Unit award (collectively, “Restructuring Taxes”). Subject to Section 409A, the Company may offset and reduce any amounts due to the participant under the CVR Unit award, any employment arrangement (other than base salary or base wages and expense reimbursements, which shall not be subject to such offset), option or any other agreement or payment due between the Company and the participant, and any amount that would otherwise be received by the participant in any transfer of such CVR Unit award, to account for such Restructuring Taxes, in each case, so that Restructuring Taxes are born by the participants and not the Company or its equity holders. In furtherance of the foregoing, in the event that any Restructuring Taxes are home by the Company because such amounts are unable to be offset or reduced, subsequent payments to the participant pursuant to the CVR Unit award may be appropriately reduced so that such Restructuring Tax is borne by such participant.

TAXATION OF CVR UNIT AWARD PAYMENTS:	Any payment in respect of any CVR Unit award shall be subject to all applicable withholding taxes and other applicable payroll deductions. Any amounts payable under the Plan are intended to be exempt from or comply with Section 409A. Notwithstanding the foregoing, none of the Company or any of its Affiliates or any other Person shall have any obligation to indemnify or otherwise hold a participant harmless from any or all taxes or penalties that may arise under Section 409A or otherwise.

UNFUNDED PLAN:	Participants shall have no legal or equitable rights; claims, or interest in any specific property or assets of the Company or any of its Affiliates. No assets of the Company or any of its Affiliates shall be held in any way as collateral security for the fulfilling of the obligations of the Company under the Plan. Any and all of the Company’s or any of its Affiliates’ assets shall be, and remain, the general unpledged, unrestricted assets of the Company or its Affiliates, as applicable. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of any participant and each of their beneficiaries shall be no greater than those of unsecured general creditors.

SUCCESSORS AND ASSIGNS:	The Plan shall inure to the benefit of and be binding upon the Company and its successors and assignees. The Company may assign its rights, interests or obligations under the Plan and any Award Certificate to any of its Affiliates without the prior written consent of any participant; provided that any such assignments shall not relieve the Company of its obligations under the Plan such Award Certificate. Any successor to the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company shall be required to expressly assume and agree to perform the Company’s obligations under the Plan in the same manner and to the same extent that the Company would be required to perform them if no such succession had taken place.

NO RIGHT TO EMPLOYMENT:	Nothing in the Plan shall interfere with or limit in any way the right of the Employer to terminate any participant’s employment at any time, or confer upon any participant any right to continue to be employed by the Employer for any period of time.

A participant shall have no entitlement to compensation or damages in consequence of the termination or cessation of the participant’s employment or services with the Company or any Affiliate for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the participant ceasing to have CVR Units under the Plan or to be entitled to any CVR Units as a result of such termination or from the loss or diminution in value of the same. The CVR Units shall not be reinstated if the participant ceases employment with and is subsequently reinstated as an employee of the Company or any Affiliate.

The Plan and the benefits offered under the Plan are provided by the Company on an entirely discretionary basis, and the Plan creates no vested rights in participants. The Plan does not confer upon participants any benefit other than as specifically set forth in the Plan. The grant of a CVR Unit award does not entitle the participant to any future benefits under the Plan or any other plan or program of the Company or any Affiliate.

CONFIDENTIALITY:	The Plan Administrator may vary the size of awards among individuals. Accordingly, participants shall not disclose the terms of the Plan or CVR Unit award, except to immediate family and financial and legal advisors, or as may be required by law or ordered by a court. In addition, any disclosure to financial or legal advisors shall only be made after such advisors acknowledge and agree to maintain the confidentiality of the Plan and CVR Unit award.

OTHER TERMS:	The participant shall have no right whatsoever to obtain any information about the identities of the members of the Company or its Affiliates or members of Employer (or of the size or nature of such members’ interests in the Company or any of its Affiliates).

Each participant shall covenant and agree to make such other reasonable and customary representations as requested by the Company regarding matters relevant to compliance with any applicable laws or regulations, including securities laws, as are deemed necessary by counsel to the Company.

SEVERABILITY AND OTHER SPECIAL RULES:	If any provision of the Plan or the application of any such provision to an; party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of the Plan, or the application of such provision to such Person or circumstance other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any provision of the Plan is invalid or unenforceable, the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the provision, to delete specific words or phrase and to replace any invalid or unenforceable provision with a provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable provision, and the Plan shall be enforceable as so modified.

SPECIAL INCENTIVE COMPENSATION:	By acceptance of a CVR Unit award hereunder, each participant shall be deemed to have agreed that the CVR Units are special incentive compensation that shall not be taken into account, in any manner, as salary, compensation or bonus in determining the amount of any payment under any compensation or benefit plans, including, without limitation, any severance or other employee benefits under any bonus, pension, retirement, profit sharing, life insurance, disability, or salary continuation plan of the Employer, except as otherwise specifically determined by the Plan Administrator or provided by the terms of such plan. In addition, each beneficiary of a deceased participant shall be deemed to have agreed that such award shall not affect the amount of any life insurance coverage, if any, provided by any Person on the life of the participant which is payable to such beneficiary under any life insurance plan covering employees.

NOTICES:	Notices to the Company hereunder shall be addressed to the Company at the principal executive office of the Company, unless otherwise designated by the Company. Notices to the participants hereunder shall be addressed to the participant at the address appearing in the personnel records of the Employer, unless otherwise designated in writing by the participant.

GOVERNING LAW:	This Plan shall be governed by and construed in accordance with, and the rights of the Employer and each Participant shall be governed by, the laws of the State of Delaware, without regard to any conflict of law principles. No provision of this Plan or any related document shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority due to such party having or being deemed to have structured or drafted such provision.

DISPUTES:	The participants in the Plan agree that, to the fullest extent permitted by applicable legal requirements, all legal actions (whether in contract or tort) arising out of or relating in any way to this Plan or an Award Certificate, or the negotiation, execution or performance of this Plan or an Award Certificate (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Plan or an Award Certificate or as an inducement to agree to the terms thereof), shall be resolved exclusively by arbitration, before a single neutral arbitrator, who shall have significant experience litigating or arbitrating disputes involving the media and entertainment industry, in accordance with the rules and regulations of JAMS or its legal successor in effect at the time of initiation of the arbitration. The arbitration award in any such arbitration may be confirmed by any court of competent jurisdiction. Any such arbitration shall take place in New York, New York. Each participant and the Employer agree that they shall participate in good faith and that they shall share equally in the administrative costs and arbitrator’s fees associated with the arbitration; provided, however, that each party shall bear its own attorneys’ fees and costs associated with the arbitration. Notwithstanding the foregoing, in the event that any dispute between the participant and the Employer should result in Arbitration, the prevailing party shall be entitled to recover from the other party all reasonable attorneys’ fees, costs and other expenses incurred by the prevailing party in connection with the dispute.

Each participant in the Plan waives, to the fullest extent permitted by applicable legal requirements, any right he or she may have to a trial by jury in respect of any litigation arising out of or in connection with this Plan or an Award Certificate or in any way connected with or related to or incidental to the dealings of the parties in respect of this Plan, any Award Certificate or any of the transactions related thereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each participant in the Plan (i) certifies that no representative, agent or attorney of the Employer has represented, expressly or otherwise, that such Employer would not, in the event of litigation, seek to enforce the foregoing waiver and (ii) acknowledges that he or she and the Employer have been induced to agree to the terms of the Plan and any Award Certificate by, among other things, the mutual waivers and certifications contained in such Plan and Award Certificate(s).

AMENDMENT AND TERMINATION:	Notwithstanding any other provision of the Plan, the Plan Administrator may amend the terms of any CVR Unit award and its applicable Award Certificate prospectively or retroactively; provided, that no amendment shall provide for disproportionate rights amongst participants; provided, further, that no such amendment reduces the rights of any participant without the participant’s request. Actions taken by the Plan Administrator in accordance with the “Adjustments” provision shall not be deemed to reduce the rights of any participant. Without limiting anything contained herein, the Plan may be terminated by the Plan Administrator at any time for any reason or no reason; provided that no such termination may occur prior to the earlier of (i) the date when no additional payments may be made pursuant to Section 6.1(c)(ii) of the Operating Agreement (or any successor provision thereto) and (ii) the payment of the Maximum CVR Bonus Pool to the Plan’s participants after accounting for any Forfeited CVR Bonus Amounts.

DATA PRIVACY:	It is a condition of participation in the Plan that the participant agrees to the holding of certain personal data about the participant by the Company and that the participant authorizes the Company and its agents and advisers to use such information for the purposes of this Plan. It is a further condition of participation in this Plan that each participant agrees that data concerning the participant’s participation may be processed by agents of the Company wherever located and where necessary transmitted outside of the participant’s home country.

NO ADDITIONS GRANTS	The CVR Units shall not be granted to any individual other than holders of Assumed Company Options and shall not be granted except in connection with the consummation of the transactions contemplated by the Merger Agreement.

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